UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

January 31, 2012

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On January 31, 2012, the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Company”) appointed Peter Raskind to serve as a director, effective immediately. The size of the Board was increased to ten in connection with Mr. Raskind’s appointment. Mr. Raskind will serve as a member of the Audit and Risk Committee. He will stand for election by the Company’s stockholders at the Annual Meeting of Stockholders in May 2012.

Mr. Raskind was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no related party transactions between the Company and Mr. Raskind. Mr. Raskind will receive compensation for his services on the Board and Audit and Risk Committee in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on March 25, 2011 (the “2011 Proxy Statement”) for non-employee directors, pro-rated for his service until the Annual Meeting of Stockholders in May 2012.

A copy of the Company’s press release announcing the election of Mr. Raskind to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

(e) On January 31, 2012, the Compensation Committee (the “Committee”) and the independent members of the Board (the “Independent Directors”) of the Company approved 2012 compensation plans for Mr. Richard D. Fairbank, the Company’s Chairman and Chief Executive Officer, and the Company’s other named executive officers (the “Named Executive Officers”). Consistent with the Company’s long-standing practice, the compensation plans take effect immediately and are designed to directly link Mr. Fairbank’s and the Named Executive Officers’ compensation with the Company’s performance over multiple time horizons and to align their interests with the interests of the Company’s stockholders.

2012 Chief Executive Officer’s Compensation Plan

As in previous years, Mr. Fairbank’s 2012 compensation plan is equity-based, consists of several types of equity grants, and is completely at-risk based on the Company’s performance, with all payout opportunities deferred for three years. Mr. Fairbank will not receive any salary or bonus.

Under the plan, the Committee and the Independent Directors awarded Mr. Fairbank an opportunity to receive from 0 to 200% of the target number of 191,257 shares of the Company’s common stock based on the Company’s performance over the three-year period beginning on January 1, 2012. The Company’s performance will be assessed on the basis of the Company’s Adjusted ROA relative to a peer group consisting of companies in the KBW Bank Sector index, excluding custody banks. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any. The number of shares that will be issued after the Committee certifies the Company’s performance will be reduced in the event that the Company’s Adjusted ROA for one or more fiscal years during the performance period is not positive. If the Company’s Adjusted ROA is not positive for all three fiscal years in the performance period, Mr. Fairbank will forfeit the entire award of performance shares regardless how well the Company’s Adjusted ROA compares to the peer group. Under the terms of the applicable award agreement, “Adjusted ROA” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets and (ii) the credit portion of other than temporary impairment of the securities portfolio, to (b) the Company’s average tangible assets for the period. We previously referred to Adjusted ROA as cash return on average tangible assets (“CROATA”), and Adjusted ROA is calculated in the same manner as the CROATA metric used for the performance share award to Mr. Fairbank in January 2011.

Mr. Fairbank also received a grant of 360,009 nonstatutory stock options at an exercise price of $45.75 per share (which was the fair market value of the Company’s common stock on the date of grant). The options will become fully exercisable three years from the date of grant and expire ten years from the date of grant. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the date of grant and the market value of the stock exceeds the exercise price at the time the options are exercised. The stock options will also be subject to clawback provisions similar to those described in the 2011 Proxy Statement with respect to the stock options granted to Mr. Fairbank in January 2011.

The stock option award is subject to performance-based vesting provisions. If the Company does not meet or exceed specified performance thresholds for Base ROA or Core Earnings for any fiscal year during the three-year vesting period, the number of options that will vest will be reduced. If the Company does not meet any of the performance thresholds for all three fiscal years during the three-year vesting period, Mr. Fairbank will forfeit the entire stock option award. The terms of the applicable award agreements define “Base ROA” as the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of any impairment of intangible assets, to (b) the Company’s average total assets for the period. “Core Earnings” means the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the credit portion of other than temporary impairment of the securities portfolio, (iii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iv) the change in the combined uncollectible finance charge and fee reserve.

Mr. Fairbank also has an opportunity to be awarded restricted stock units in late 2012 or early 2013 based on the Company’s actual performance in 2012. Any such award will vest in full in three years and settle in cash based on the Company’s average stock price over the twenty trading days preceding the vesting date. The Independent Directors’ determination regarding whether to make this grant, as well as the value of the grant relative to the target amount of $4.375 million, will be based on a qualitative evaluation of multiple factors. The Company expects that any such award of restricted stock units will be subject to performance-based vesting provisions.

2012 Named Executive Officers’ Compensation Plan

The 2012 compensation plan approved for the Named Executive Officers is substantially the same as the 2011 compensation plan. The Named Executive Officers’ total compensation is expected to be between $4.7 million and $6.7 million. Approximately 35% of each Named Executive Officer’s total compensation will be paid as base salary, with approximately 20% of such total compensation paid as regular cash salary throughout the performance year and 15% of such total compensation paid in the form of restricted stock units granted on January 31, 2012. The restricted stock units will vest on December 15, 2012, and settle in cash based on the Company’s average stock price for the twenty trading days preceding the vesting date.

Approximately 15% of each Named Executive Officer’s total compensation is expected to be delivered in the form of cash or cash-settled vehicles. The award, if any, would be determined in late 2012 or early 2013 at the discretion of the Independent Directors based on a variety of company performance factors assessing the Company’s actual performance in 2012.

The remaining 50% of the Named Executive Officers’ total compensation is expected to consist of long-term incentive awards composed of restricted stock, performance shares and stock options that would be granted to the Named Executive Officers in late 2012 or early 2013 .These equity awards, if any, will be granted to the Named Executive Officers solely in the discretion of the Independent Directors and will be completely at-risk based on the individual executive’s performance in 2012. If awarded, grants of the restricted stock and stock options for 2012 performance are also expected to be subject to performance-based vesting provisions.

Equity Awards for 2011 Performance

On January 31, 2012, the Committee and Independent Directors granted to Mr. Fairbank restricted stock units and to the Named Executive Officers restricted stock, performance shares, restricted stock units and stock options in recognition of the Company’s and the executives’ performance in 2011. These terms and conditions of the awards are consistent with the compensation plans for Mr. Fairbank and for the Named Executive Officers that the Company disclosed in the 2011 Proxy Statement, except that the award of restricted stock units to Mr. Fairbank and each award of restricted stock and stock options to the Named Executive Officers are subject to performance based vesting provisions similar to those applicable to the stock options granted to Mr. Fairbank described above under

“2012 Chief Executive Officer’s Compensation Plan.” With respect to the performance shares granted to the Named Executive Officers, the number of shares that will be issued after the Committee certifies the Company’s performance will be reduced in the event that the Company’s Adjusted ROA for one or more fiscal years during the performance period is not positive.

Continued Vesting of Restricted Stock for Lynn Carter

As previously disclosed, Lynn Carter left her role as President, Banking, of the Company at the close of business on December 31, 2011. Ms. Carter has remained with the Company in an advisory role and is expected to continue to do so through March 31, 2012 (the “Separation Date”). On January 31, 2012, the Committee approved the amendment of the award agreements for grants of restricted stock made to Ms. Carter in January 2010, January 2011 and January 2012 to allow such shares of restricted stock that would have otherwise been forfeited on the Separation Date to continue to vest through February 10, 2013. Any of Ms. Carter’s shares of restricted stock that remain unvested as of February 10, 2013 will be forfeited at that time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated January 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: February 2, 2012	By:	/s/ John G. Finneran Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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